Exhibit 10.1

INTERIM CHIEF FINANCIAL OFFICER CONSULTANCY AGREEMENT

This Interim Chief Financial Officer Consultancy Agreement (the “Agreement”) is entered into between:

LiqTech Holding A/S

CVR: 25121031

Industriparken 22C, 2750 Ballerup Denmark

(the “Company”)

and

LMMM Holding ApS

35026371

Nyelandsvej 82, st., 2000 Frederiksberg Denmark

(the “Consultant”)

and concerning the services to be performed by:

Michael Schrøder

(the “Interim CFO”)

The Company and the Consultant are hereinafter individually referred to as a “Party” and jointly as the “Parties”.

1.	Background and Purpose

1.1    The Company wishes to engage the Consultant to provide interim Chief Financial Officer services to LiqTech Holding A/S and, where relevant and agreed, its subsidiaries and affiliated companies within the LiqTech Group.

1.2    The Consultant has agreed to provide such services through the Interim CFO.

1.3    The Parties acknowledge and agree that this Agreement constitutes a business-to-business consultancy arrangement between the Company and the Consultant and is not an employment agreement between the Company and the Interim CFO.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

2.	Appointment and Services

2.1    The Consultant shall provide the Company with professional interim CFO services through the Interim CFO.

2.2    The Interim CFO shall assume responsibility for the Company's finance function and shall perform such duties as are reasonably associated with the position of Chief Financial Officer, including, but not limited to:

●	financial management, reporting and controlling;
●	budgeting, forecasting and cash-flow management;
●	financial reporting to the Management and Board of Directors;
●	cooperation with auditors, banks, investors, authorities and other relevant stakeholders;
●	oversight of accounting, treasury and financial processes;
●	supporting the Company's strategic and operational decision-making from a financial perspective;
●	ensuring appropriate financial governance, controls and compliance;
●	supporting investor relations and Nasdaq-related financial matters where relevant;
●	supporting the Company in connection with corporate transactions, financing activities and other strategic projects; and
●	other reasonable tasks falling within the normal scope of a CFO role.

2.3    The Interim CFO shall perform the services professionally, diligently and in accordance with applicable legislation, the Company's Articles of Association, policies and procedures, and lawful requests from the Board of Directors and Management.

2.4    The Interim CFO shall report to the Board of Directors and the Chief Executive Officer, as applicable, and shall participate in relevant management and Board activities as reasonably required for the performance of the role.

3.	Authority and Signing Powers

3.1    The Company shall provide the Interim CFO with such authority as is reasonably required for the performance of the CFO function.

3.2    The Interim CFO may represent and, where legally authorised, sign for and on behalf of the Company within the authority and mandate granted by the Board of Directors.

3.3    The Interim CFO shall at all times act within the limits of:

●	the authority granted by the Board of Directors;
●	applicable legislation;
●	the Company's Articles of Association;

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

●	applicable signing rules and powers of attorney; and
●	decisions and instructions issued by the Board of Directors.

3.4    Nothing in this Agreement shall be construed as granting the Interim CFO any authority exceeding the authority formally granted by the Company or its Board of Directors.

3.5    The Consultant and the Interim CFO shall immediately inform the Company if they become aware of any matter which may require a decision or approval from the Board of Directors or which falls outside the Interim CFO's authorised mandate.

3.6    The Interim CFO shall be appointed interim Chief Financial Officer and principal financial officer of LiqTech International, Inc. Registration as a member of the Executive Management of other LiqTech Group companies shall be agreed specifically. The Interim CFO shall not be required to sign or give any certification under Sections 302 or 906 of the U.S. Sarbanes-Oxley Act in respect of any reporting period ended before the commencement date of this Agreement. Prior to giving any certification, the Interim CFO shall receive customary sub-certifications from relevant finance, accounting and subsidiary personnel and shall have full access to the auditors, the Audit Committee and the records of the LiqTech Group. The Interim CFO shall not be obliged to give any certification which he cannot give in good faith and may in such case terminate this Agreement with immediate effect without liability. Prior to the appointment, LiqTech International, Inc. shall enter into its customary officer indemnification agreement with the Interim CFO. If the Interim CFO is registered as a member of the Executive Management (direktion) of any LiqTech Group company, the Company shall deregister such registration no later than five (5) business days after the termination or expiry of this Agreement.

4.	Time Commitment and Performance

4.1    The Parties acknowledge that the role of Interim CFO is a senior executive function and that the required time commitment may vary depending on the Company's needs.

4.2    The monthly consultancy fee set out in Clause 5 is a fixed fee and is not calculated on the basis of hours worked.

4.3    No additional fee, overtime payment or other remuneration shall be payable by the Company as a result of the actual number of hours worked by the Interim CFO.

4.4    The Interim CFO shall make himself reasonably available to perform the services and shall allocate sufficient time to properly fulfil the responsibilities of the role. The interim CFO will be present in the office at least four (4) days per week on average, excluding business travel, public holidays and absence under Clauses 4.5 and 5.7.

4.5    The Interim CFO shall coordinate holidays and other periods of absence with the CEO in advance, taking into account the Company's operational requirements. The Interim CFO will work off-site in the periods 21 December 2026 – 1 January 2027 and 1 February – 12 February 2027 and may be located outside Denmark during these periods. The Interim CFO will remain available and ensure that all responsibilities of the role are properly handled. These periods shall not affect the monthly fee.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

5.	Consultancy Fee and Invoicing

5.1    In consideration for the services provided under this Agreement, the Company shall pay the Consultant a fixed consultancy fee of:

DKK 200,000 per month, excluding VAT.

5.2    The consultancy fee covers all remuneration and costs associated with the Consultant's provision of the consultancy services, including the Consultant's normal business costs, administration, insurance, taxes, social contributions and other costs incurred by the Consultant in operating its business.

5.3    The consultancy fee is not salary or wages and does not give rise to holiday pay, pension contributions, bonus, overtime payment or other employment-related remuneration from the Company.

5.4     The Consultant shall invoice the Company monthly in arrears.

5.5    Payment shall be made within 14 calendar days from the date of receipt of a valid invoice.

5.6    The Consultant shall be responsible for all taxes, VAT, social security contributions and other statutory payments arising from the Consultant's business and remuneration, except for VAT properly charged in accordance with applicable legislation.

5.7    The fee is payable irrespective of holidays coordinated under 4.5 and absence due to illness of up to 5 working days per month; thereafter the fee shall be reduced pro rata for the excess days.

5.8    For any part of a calendar month during which this Agreement is in force, the fee shall be calculated pro rata.

6.	Travel and Business Expenses

6.1    Notwithstanding Clause 5.2, the Company shall reimburse the Consultant for reasonable and necessary business-related travel and accommodation expenses incurred in connection with the performance of the services.

6.2    Such expenses may include, but are not limited to:

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

●	travel by air, rail or other public transport;
●	hotel accommodation;
●	reasonable meals and other travel-related expenses;
●	parking and road tolls;
●	taxis and other local transportation; and
●	mileage when the Interim CFO uses his own vehicle for business purposes.

6.3    Mileage incurred using the Interim CFO's private vehicle shall be reimbursed in accordance with the applicable Danish tax-authorised mileage allowance rates in force at the relevant time, unless otherwise agreed in writing.

6.4    Business travel and other material expenses should, where reasonably possible, be agreed with the Company in advance.

6.5    Reimbursement shall be made against reasonable documentation or other appropriate expense documentation.

6.6    Travel time shall not result in any additional fee or payment beyond the fixed monthly consultancy fee.

7.	Term and Termination

7.1    This Agreement shall commence on 1 November 2026 and shall have an initial fixed term of five (5) months, ending at 31 March 2027 (the “Initial Term”). The Parties may agree in writing (email sufficient) that the Agreement commences on an earlier date. In that case, the Initial Term shall still expire on 31 March 2027, and all other terms shall remain unchanged.

7.2    Unless otherwise agreed in writing by the Parties, this Agreement shall automatically expire at the end of the Initial Term, without the need for further notice.

7.3    Either Party may terminate this Agreement prior to the expiry of the Initial Term by giving the other Party notice equivalent to the current calendar month plus three (3) months.

7.4    For the avoidance of doubt, notice given at any time during a calendar month shall result in termination at the end of the third calendar month following the month in which notice is given.

7.5    Example: if notice is given on 15 November 2026, the Agreement will terminate on 28 February 2027.

7.6    If the Parties wish to continue the engagement beyond 31 March 2027, this shall be agreed in writing between the Parties before the expiry of the Initial Term. Any continuation may be agreed on the same or amended terms.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

7.7  Either Party may terminate the Agreement with immediate effect in the event of:

●	material breach of this Agreement which is not remedied within a reasonable period following written notice;
●	serious misconduct;
●	material breach of confidentiality;
●	fraud, gross negligence or wilful misconduct;
●	a material conflict of interest which cannot reasonably be resolved; or
●	circumstances which make it unlawful for the Interim CFO to continue performing the role; or
●	in the case of termination by the Consultant, failure by the Company to maintain the D&O insurance cover required under Clause 14.4.

7.8   In the event of immediate termination by the Company pursuant to Clause 7.7, the Company shall only be liable for fees and approved expenses accrued up to the effective date of termination, subject to any mandatory rights under applicable law. Termination by the Consultant pursuant to Clause 7.7 shall be without prejudice to the Consultant's right to claim damages.

8.	Confidentiality

8.1  The Consultant and the Interim CFO shall treat all confidential information concerning the Company, the LiqTech Group, its customers, suppliers, employees, shareholders, investors and business partners as strictly confidential.

8.2  Confidential information includes, without limitation:

●	financial information and forecasts;
●	budgets and business plans;
●	strategic plans;
●	customer and supplier information;
●	pricing and commercial terms;
●	contracts;
●	technical and operational information;
●	intellectual property;
●	employee and personnel information;
●	information relating to acquisitions, divestments, financing and capital markets activities;
●	unpublished financial information and other inside information; and
●	any other information which is reasonably understood to be confidential.

8.3  Confidential information may only be used for the purpose of performing the services under this Agreement and may not be disclosed to any third party without the Company's prior written consent, except where disclosure is required by law or by a competent authority, or to the Consultant's professional advisers, auditors and insurers subject to a corresponding duty of confidentiality.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

8.4    The confidentiality obligations shall survive termination of this Agreement and shall remain in force for as long as the information remains confidential, subject to applicable law.

8.5    The Consultant shall ensure that any employees, subcontractors or other persons engaged by the Consultant who obtain access to confidential information are subject to equivalent confidentiality obligations.

9.	Inside Information and Market Abuse

9.1    Due to the LiqTech Group's status as a publicly listed group, the Consultant and the Interim CFO acknowledge that they may obtain access to inside information and other price-sensitive information.

9.2    The Consultant and the Interim CFO shall comply with all applicable rules concerning market abuse, insider information, confidentiality and trading in financial instruments, including the Company's internal policies and procedures.

9.3    The Interim CFO shall immediately notify the Company if he becomes aware of any actual or potential breach of applicable market abuse or inside-information rules.

9.4    The Consultant and the Interim CFO shall comply with the Company's applicable policies, guidelines and instructions, including but not limited to IT and information security policies, insider trading policies, codes of conduct, health and safety instructions and other internal procedures communicated by the Company from time to time.

10.	Data Protection

10.1    The Consultant and the Interim CFO shall comply with all applicable data protection legislation, including the General Data Protection Regulation (GDPR), when processing personal data on behalf of or in connection with the Company.

10.2    Personal data shall only be processed to the extent necessary for the performance of the services and in accordance with the Company's applicable instructions and policies.

10.3    Where required by applicable legislation, the Parties shall enter into a separate data processing agreement.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

11.	Intellectual Property and Work Product

11.1    All reports, analyses, presentations, financial models, documents, procedures, materials and other work product specifically created for the Company as part of the services shall belong to the Company upon payment of the applicable fee, to the extent permitted by applicable law.

11.2    The Consultant retains ownership of pre-existing methodologies, know-how, templates and tools developed independently of this Agreement.

11.3    To the extent such pre-existing materials are incorporated into work product delivered to the Company, the Consultant grants the Company a perpetual, non-exclusive, royalty-free right to use such materials as part of the delivered work product.

12.	Independence and No Employment Relationship

12.1    The Parties expressly acknowledge that the Consultant is an independent business entity and that this Agreement is a consultancy agreement.

12.2    Nothing in this Agreement shall be construed as creating an employment relationship, partnership, joint venture or agency relationship between the Company and the Consultant or between the Company and the Interim CFO, except to the extent that specific authority is expressly granted to the Interim CFO to represent the Company.

12.3    The Consultant shall have no entitlement to employee benefits provided by the Company, including pension, holiday pay, sickness benefits, bonus schemes, insurance schemes or other employee benefits.

12.4    The Consultant shall remain responsible for its own tax, VAT, social security and other statutory obligations arising from its business activities.

12.5    The Parties intend that the Consultant shall operate as an independent contractor. Nothing in this Agreement shall prevent the Parties from complying with mandatory provisions of Danish law if the authorities or courts determine otherwise.

13.	Conflicts of Interest

13.1    The Consultant and the Interim CFO shall disclose to the Company any actual or potential conflict of interest which may affect the performance of the services.

13.2    During the engagement, the Consultant and the Interim CFO shall not knowingly undertake assignments which materially conflict with the interests of the Company or the LiqTech Group.

13.3    The Consultant shall obtain the Company's prior written consent before accepting any assignment which could reasonably be considered to create a material conflict of interest.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

14.	Insurance and Liability

14.1    The Consultant shall maintain reasonable professional liability insurance and any other insurance reasonably appropriate for the services provided under this Agreement, if and to the extent available on commercially reasonable terms.

14.2    The Consultant shall be responsible for direct losses caused by the Consultant's or Interim CFO's wilful misconduct or gross negligence, limited to an amount equal to three (3) months' fees excluding VAT, save in case of wilful misconduct. The Company shall not bring claims against the Interim CFO personally beyond the liability of the Consultant under this Agreement, save in case of wilful misconduct.

14.3    Neither Party shall be liable to the other for indirect losses, consequential losses or loss of anticipated profits, except where such limitation is not permitted under mandatory applicable law or in cases of fraud or wilful misconduct.

14.4    The Company shall ensure that the Interim CFO is covered as an insured person under the directors’ and officers’ liability (D&O) insurance of the Company and the LiqTech Group, including LiqTech International, Inc., on terms no less favourable than those applicable to other executives, during the term of this Agreement and for five (5) years thereafter (run-off). The Company shall indemnify and hold harmless the Consultant and the Interim CFO against third-party claims arising from the performance of the services, except in cases of wilful misconduct or gross negligence.

15.	Compliance

15.1    The Consultant and the Interim CFO shall comply with all applicable laws and regulations relevant to the performance of the services.

15.2    This includes applicable rules concerning anti-bribery and corruption, sanctions, financial reporting, market abuse, accounting, tax, data protection and other regulatory requirements applicable to the Company and its activities.

16.	Company Property and Information

16.1    Upon termination of this Agreement, or earlier upon request, the Consultant and the Interim CFO shall promptly return or delete, as requested by the Company, all Company property, documents, records, files, equipment and confidential information in their possession or control.

16.2    The Consultant shall not retain copies of confidential Company information except where retention is required by law or reasonably necessary to document the services or defend potential claims, subject to continued confidentiality.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

17.	Non-Solicitation

17.1    During the term of this Agreement and for a period of six (6) months following its termination, the Consultant and the Interim CFO shall not, without the Company's prior written consent, actively solicit employees of the Company or LiqTech Group for employment or engagement by the Consultant or a third party.

17.2    This Clause shall not prevent recruitment resulting from general, non-targeted recruitment activities.

18.	Assignment and Subcontracting

18.1    The Consultant may not assign this Agreement or subcontract the principal CFO services to another person without the Company's prior written consent.

18.2    The Parties acknowledge that the engagement is specifically based on the qualifications, experience and availability of the Interim CFO.

18.3    The Consultant shall remain fully responsible for any approved subcontractor or other person engaged in connection with the services.

19.	Notices

19.1    Notices under this Agreement shall be made in writing by email or other documented written communication to the contact persons designated by the Parties.

19.2    A notice of termination must be made in writing.

20.	Governing Law and Jurisdiction

20.1    This Agreement shall be governed by and construed in accordance with the laws of Denmark.

20.2    Any dispute arising out of or in connection with this Agreement shall, to the extent it cannot be resolved amicably, be subject to the exclusive jurisdiction of the Danish courts, with the Company's registered address serving as the agreed venue, unless otherwise required by mandatory law.

21.	Entire Agreement

21.1    This Agreement constitutes the entire agreement between the Parties concerning the services and supersedes any prior oral or written understanding relating to the same subject matter.

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

21.2    Any amendment or supplement to this Agreement must be made in writing and agreed by both Parties.

21.3    If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

SIGNATURES

For and on behalf of LiqTech Holding A/S

Name:	Fei Chen
Title:	CEO
Date:	29 September 2026
Signature:	Fei Chen

For and on behalf of LMMM Holding ApS

Name:	Michael Schrøder
Title:	Direktør
Date:	30 September 2026
Signature:	Michael Schrøder

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com

Acknowledged by the Interim CFO

Name:	Michael Schrøder
Date:	30 September 2026
Signature:	Michael Schrøder

LiqTech Holding A/S                +45 4498 6000

Industriparken 22 C                   info@liqtech.com

2750 Ballerup, Denmark           liqtech.com